EXHIBIT 99.3


                        FORM OF INSTRUCTIONS AS TO USE
                            OF RIGHTS CERTIFICATES

                           INSTRUCTIONS AS TO USE OF
              LABORATORY CORPORATION OF AMERICAN HOLDINGS RIGHTS
                                 CERTIFICATES
                     -------------------------------------

              CONSULT THE SUBSCRIPTION AND INFORMATION AGENT OR
                    YOUR BANK OR BROKER AS TO ANY QUESTIONS


            The following instructions relate to a rights offering (the "Rights Offering") by Laboratory Corporation of American Holdings, a Delaware corporation (the "Company"), to the holders of record (the "Recordholders")
of its common stock, par value $0.01 per share (the "Common Stock"), at the
close of business on              , 1997 (the "Record Date") as described in
the Company's Prospectus dated                  , 1997 (the "Prospectus").
Recordholders will receive       of a transferable subscription right (the
"Rights") for each share of Common Stock held by them on the Record Date. An aggregate of 10,000,000 Rights to purchase up to an aggregate of 10,000,000 shares (the "Underlying Shares") of Preferred Stock (as herein defined) are being distributed in connection with the Rights Offering.

            The Rights will expire at 5:00 p.m., New York time, on , 1997 unless extended as described in the Prospectus (the "Expiration
Date"). The Rights will be traded on the New York Stock Exchange up to and including the Expiration Date.

            Each Right is exercisable, upon payment of $50 in cash (the "Subscription Price"), to purchase one share (the "Basic Subscription
Privilege") of either   % Series A Convertible Exchangeable Preferred Stock,
par value $0.10 per share, of the Company (the "Series A Exchangeable
Preferred Stock") or    % Series B Convertible Pay-in-Kind Preferred Stock,
par value $0.10 per share, of the Company (the "Series B PIK Preferred Stock" and, together with the Series A Exchangeable Preferred Stock, the "Preferred Stock"). In addition, subject to availability and proration as described below, each Right also carries the right to subscribe at the Subscription Price for additional shares of Preferred Stock, available after satisfaction of all subscriptions pursuant to the Basic Subscription Privilege, of the same series subscribed for pursuant to the Basic Subscription Privilege (the "Oversubscription Privilege", and together with the Basic Subscription Privilege, the "Subscription Privilege"); provided that the holder of such Rights (the "Rights Holder") exercises such Rights Holder's Basic Subscription Privilege in full. If the Underlying Shares so available (the "Excess Shares") are not sufficient to satisfy all subscriptions pursuant to the Oversubscription Privilege, the Excess Shares will be allocated pro rata (subject to the elimination of fractional shares) among the Rights Holders who exercise the Oversubscription Privilege in proportion to the number of Rights exercised by such Rights Holder pursuant to the Basic Subscription Privilege, relative to the number of Rights exercised pursuant to the Basic Subscription Privilege by all Rights Holders exercising the Oversubscription Privilege; provided, however, that if such pro rata allocation results in any Rights Holder being allocated a greater number of Excess Shares than such Rights Holder subscribed for pursuant to the exercise of such Rights Holder's Oversubscription Privilege, then such Rights Holder will be allocated only such number of Excess Shares as such Rights Holder subscribed for and the remaining Excess Shares will be allocated among all other Rights Holders exercising Oversubscription Privileges on the same pro rata basis outlined above; such proration will be repeated until all Excess Shares have been allocated to the full extent of the Oversubscription Privileges exercised; provided further, however, that HLR Holdings Inc. and Roche Holdings, Inc. will not be allocated any Excess Shares until all other Rights Holders exercising the Oversubscription Privilege have been allocated the number of Excess Shares for which they oversubscribed. If a proration of the Excess Shares results in a Rights Holder receiving fewer Excess Shares than such Rights Holder subscribed for pursuant to the Oversubscription Privilege, then the excess funds paid by that Rights Holder as the Subscription Price for shares not issued will be returned without interest or deduction. See "DESCRIPTION OF RIGHTS OFFERING" in the Prospectus.

            No fractional Rights or cash in lieu thereof will be issued or paid. The number of Rights distributed by the Company has been rounded to the nearest whole number, with such adjustments as may be necessary to ensure that no more than 10,000,000 shares of Preferred Stock are issued.

            The number of Rights to which you are entitled is printed on the face of your Rights Certificate. You should indicate your wishes with regard to the exercise or sale of your Rights by completing the appropriate form or forms on your Rights Certificate and returning the Rights Certificate to American Stock Transfer & Trust Company (the "Subscription and Information Agent") in the envelope provided.

            YOUR RIGHTS CERTIFICATE MUST BE RECEIVED BY THE SUBSCRIPTION AND INFORMATION AGENT, OR GUARANTEED DELIVERY REQUIREMENTS WITH RESPECT TO YOUR RIGHTS CERTIFICATE MUST BE COMPLIED WITH, AND PAYMENT OF THE SUBSCRIPTION PRICE, INCLUDING FINAL CLEARANCE OF ANY CHECKS, MUST BE RECEIVED BY THE SUBSCRIPTION AND INFORMATION AGENT, ON OR BEFORE 5:00 P.M., NEW YORK TIME, ON THE EXPIRATION DATE. YOU MAY NOT REVOKE ANY EXERCISE OF A RIGHT.

1.          Subscription Privilege.

            To exercise Rights, complete Form 1 and send your properly completed and executed Rights Certificate, together with payment in full of the Subscription Price for each share of Preferred Stock subscribed for pursuant to the Subscription Privilege to the Subscription and Information Agent. Payment of the Subscription Price must be made in U.S. dollars for the full number of shares being subscribed for (a) by check or bank draft upon a U.S. bank or postal, telegraphic or express money order payable to American Stock Transfer
& Trust Company, as Subscription and Information Agent, or (b) by wire transfer of funds to the escrow account maintained by the Subscription and Information Agent for the purpose of accepting subscriptions at
                  Bank, Account No.            , ABA No.              . The
Subscription Price will be deemed to have been received by the Subscription and Information Agent only upon (i) the clearance of any uncertified check,
(ii) the receipt by the Subscription and Information Agent of any certified check or bank draft drawn upon a U.S. bank or any postal, telegraphic or express money order or (iii) the receipt of collected funds in the Subscription and Information Agent's account designated above. IF PAYING BY UNCERTIFIED PERSONAL CHECK, PLEASE NOTE THAT THE FUNDS PAID THEREBY MAY TAKE AT LEAST FIVE BUSINESS DAYS TO CLEAR. ACCORDINGLY, RIGHTS HOLDERS WHO WISH TO PAY THE SUBSCRIPTION PRICE BY MEANS OF UNCERTIFIED PERSONAL CHECK ARE URGED TO MAKE PAYMENT SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO ENSURE THAT SUCH PAYMENT IS RECEIVED AND CLEARS BY SUCH DATE AND ARE URGED TO CONSIDER PAYMENT BY MEANS OF CERTIFIED OR CASHIER'S CHECK, MONEY ORDER OR WIRE TRANSFER OF FUNDS.

            You may also transfer your Rights Certificate to your bank or broker in accordance with the procedures specified in paragraph 3(a) below, make arrangements for the delivery of funds on your behalf and request such bank or broker to exercise the Rights Certificate on your behalf. Alternatively, you may cause a written guarantee substantially in the form of Exhibit A to these instructions (the "Notice of Guaranteed Delivery") from a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or from a commercial bank or trust company having an office or correspondent in the United States (each of the foregoing being an "Eligible Institution") to be received by the Subscription and Information Agent at or prior to the Expiration Date together with payment in full of the applicable Subscription Price. Such Notice of Guaranteed Delivery must state your name, the number of Rights represented by your Rights Certificate, the number of Rights being exercised pursuant to the Basic Subscription Privilege, the number of Underlying Shares, if any, being subscribed for pursuant to the Oversubscription Privilege and guarantee the delivery to the Subscription and Information Agent of your properly completed and executed Rights Certificates within two (2) business days following the date of the Notice of Guaranteed Delivery. If this procedure is followed, your Rights Certificates must be received by the Subscription and Information Agent within two (2) business days following the date of the Notice of Guaranteed Delivery. Additional copies of the Notice of Guaranteed Delivery may be obtained upon request from the Subscription and Information Agent at the address, or by calling the telephone number, indicated below.

            The address, telephone and facsimile numbers of the Subscription and Information Agent are as follows:

By First Class Mail; Express      By Facsimile        To Confirm Receipt of
 Mail or Overnight Courier;      (for Notice of     Facsimile and For General
   Telegram; and By Hand:          Guaranteed              Information
   American Stock Transfer       Delivery only)           (718) 921-8200
       & Trust Company           (718) 234-5001           (800) 937-5449
      40 Wall Street,
   New York, New York 10005


            If you exercise less than all of the Rights evidenced by your Rights Certificate by so indicating on Form 1 of your Rights Certificate, the Subscription and Information Agent either (i) will issue to you a new Rights Certificate evidencing the unexercised Rights or (ii) if you so indicate on Form 2 of your Rights Certificate, will transfer the unexercised Rights in accordance with your instructions. A new Rights Certificate will be issued to you or transferred according to your instructions upon the partial exercise of Rights only if the Subscription and Information Agent receives a properly endorsed Rights Certificate no later than the fourth business day prior to the Expiration Date. After such time and date no new Rights Certificates will be issued. Accordingly, after such time and date if you exercise less than all of your Rights you will lose the power to exercise your remaining Rights. A new Rights Certificate will be sent by first class mail to the you if the Subscription and Information Agent receives your properly completed Rights Certificate
by 5:00 p.m.  New York time, on          , 1997.  Unless you make other
arrangements with the Subscription and Information Agent, a new Rights Certificate received by the Subscription and Information Agent after 5:00
p.m.  New York time, on         , 1997 will be held for pick-up at the
Subscription and Information Agent's hand delivery address provided above. All deliveries of newly issued Subscription Right Certificates will be at your own risk.


            IF YOU CHOOSE TO HAVE A NEW RIGHTS CERTIFICATE SENT TO YOU OR TO A TRANSFEREE, YOU OR SUCH TRANSFEREE MAY NOT RECEIVE ANY SUCH NEW RIGHTS CERTIFICATE IN SUFFICIENT TIME TO PERMIT SALE OR EXERCISE OF THE RIGHTS EVIDENCED THEREBY. IF YOU HAVE NOT INDICATED THE NUMBER OF RIGHTS BEING EXERCISED, OR IF YOU HAVE NOT FORWARDED FULL PAYMENT OF THE SUBSCRIPTION PRICE FOR THE NUMBER OF RIGHTS THAT YOU HAVE INDICATED ARE BEING EXERCISED, YOU WILL BE DEEMED TO HAVE EXERCISED THE BASIC SUBSCRIPTION PRIVILEGE FOR SERIES A EXCHANGEABLE PREFERRED STOCK WITH RESPECT TO THE MAXIMUM NUMBER OF WHOLE RIGHTS WHICH MAY BE EXERCISED FOR THE AGGREGATE PAYMENT DELIVERED BY YOU, AND TO THE EXTENT THAT THE AGGREGATE PAYMENT DELIVERED BY YOU EXCEEDS THE PRODUCT OF THE SUBSCRIPTION PRICE MULTIPLIED BY THE NUMBER OF RIGHTS EVIDENCED BY THE RIGHTS CERTIFICATES DELIVERED BY YOU (SUCH EXCESS BEING THE "SUBSCRIPTION EXCESS"), YOU WILL BE DEEMED TO HAVE EXERCISED YOUR OVERSUBSCRIPTION PRIVILEGE TO PURCHASE, TO THE EXTENT AVAILABLE, THAT NUMBER OF WHOLE EXCESS SHARES EQUAL TO THE QUOTIENT OBTAINED BY DIVIDING THE SUBSCRIPTION EXCESS BY THE SUBSCRIPTION PRICE.

2.          DELIVERY OF PREFERRED STOCK CERTIFICATES, ETC.

            The following deliveries and payments will be made to the address shown on the face of your Rights Certificate unless you provide instructions to the contrary on Form 3.

            (a) Basic Subscription Privilege. As soon as practicable after the Expiration Date and the valid exercise of Rights, the Subscription and Information Agent will mail to each Rights Holder certificates representing shares of Preferred Stock purchased pursuant to the Basic Subscription Privilege.

            (b) Oversubscription Privilege. As soon as practicable after the Expiration Date, the Subscription and Information Agent will mail to each Rights Holder who validly exercises the Oversubscription Privilege the number of shares allocated to such Rights Holder pursuant to the Oversubscription Privilege. See "DESCRIPTION OF RIGHTS OFFERING--SUBSCRIPTION PRIVILEGES--OVERSUBSCRIPTION PRIVILEGE" in the Prospectus.

            (c) Cash payments. As soon as practicable after the Expiration Date, the Subscription and Information Agent will mail to each Rights Holder who exercises the Basic Subscription Privilege and Oversubscription Privilege any excess funds received in payment of the Subscription Price for Excess Shares that are subscribed for by such Rights Holder but not allocated to such Rights Holder as a result of proration as described above, without interest or deduction.

3.          TO SELL OR TRANSFER RIGHTS.

            (a) Sale of Rights through a Bank or Broker. To sell all Rights evidenced by a Rights Certificate through your bank or broker, so indicate on Form 2 and deliver your properly completed and executed Rights Certificate to your bank or broker. Your Rights Certificate should be completed in ample time for it to be exercised. If Form 2 is completed without designating a transferee, the Subscription and Information Agent may thereafter treat the bearer of the Rights Certificate as the absolute owner of all of the Rights evidenced by such Rights Certificate for all purposes, and the Subscription and Information Agent shall not be affected by any notice to the contrary. Because your bank or broker cannot issue Rights Certificates, if you wish to sell less than all of the Rights evidenced by a Rights Certificate, either you or your bank or broker must instruct the Subscription and Information Agent as to the action to be taken with respect to the Rights not sold, or you or your bank or broker must first have your Rights Certificate divided into Rights Certificates of appropriate denominations by following the instructions in paragraph 4 below. The Rights Certificates evidencing the number of Rights you intend to sell can then be transferred by your bank or broker in accordance with the instructions in this paragraph 3(a).

            (b) Transfer of Rights to a Designated Transferee. To transfer all of your Rights to a transferee other than a bank or broker, you must complete Form 2 in its entirety, execute the Rights Certificate and have your signature guaranteed by an Eligible Institution. A Rights Certificate that has been properly transferred in its entirety may be exercised by a new Rights Holder without having a new Rights Certificate issued. Because only the Subscription and Information Agent can issue Rights Certificates, if you wish to transfer less than all of the Rights evidenced by your Rights Certificate to a designated transferee, you must instruct the Subscription and Information Agent as to the action to be taken with respect to the Rights not sold or transferred, or you must divide your Rights Certificate into Rights Certificates of appropriate smaller denominations by following the instructions in paragraph 4 below. The Rights Certificate evidencing the number of Rights you intend to transfer can then be transferred by following the instructions in this paragraph 3(b).

4.          TO HAVE A RIGHTS CERTIFICATE DIVIDED INTO SMALLER DENOMINATIONS.

            To have a Rights Certificate divided into smaller denominations, send your Rights Certificate, together with complete separate instructions (including specification of the denominations into which you wish your Rights Certificate to be divided) signed by you, to the Subscription and Information Agent, allowing sufficient time for new Rights Certificates to be issued and returned so that they can be used prior to the Expiration Date.
Alternatively, you may ask a bank or broker to effect such actions on your behalf. Your signature must be guaranteed by an Eligible Institution if any of the new Rights Certificates are to be issued in a name other than that in which the old Rights Certificate was issued. Rights Certificates may not be divided into fractional Rights, and any instruction to do so will be rejected. AS A RESULT OF DELAYS IN THE MAIL, THE TIME OF TRANSMITTAL, THE NECESSARY PROCESSING TIME AND OTHER FACTORS, YOU OR YOUR TRANSFEREE MAY NOT RECEIVE SUCH NEW RIGHTS CERTIFICATES IN TIME TO ENABLE THE RIGHTS HOLDER TO COMPLETE A SALE OR EXERCISE BY THE EXPIRATION DATE. NEITHER THE COMPANY NOR THE SUBSCRIPTION AND INFORMATION AGENT WILL BE LIABLE TO EITHER A TRANSFEROR OR TRANSFEREE FOR ANY SUCH DELAYS.

5.          EXECUTION.

            (a) Execution by Registered Holder. The signature on the Rights Certificate must correspond with the name of the Rights Holder exactly as it appears on the face of the Rights Certificate without any alteration or change whatsoever. Persons who sign the Rights Certificate in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Subscription and Information Agent in its sole and absolute discretion, must present to the Subscription and Information Agent satisfactory evidence of their authority to so act.

            (b) Execution by Person Other than Registered Holder. If the Rights Certificate is executed by a person other than the Rights Holder named on the face of the Rights Certificate, proper evidence of authority of the person executing the Rights Certificate must accompany the same unless, for good cause, the Subscription and Information Agent dispenses with proof of authority.

            (c) Signature Guarantees. Your signature must be guaranteed by an Eligible Institution if you wish to transfer your Rights, as specified in paragraph 3(b) above, to a transferee other than a bank or broker, or if you specify special payment or delivery instructions pursuant to Form 3.

6.          METHOD OF DELIVERY.

            The method of delivery of Rights Certificates and payment of the Subscription Price to the Subscription and Information Agent will be at the election and risk of the Rights Holder, but, if sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription and Information Agent and the clearance of any checks sent in payment of the Subscription Price prior to 5:00 p.m., New York time, on the Expiration Date.

7. SPECIAL PROVISIONS RELATING TO THE DELIVERY OF RIGHTS THROUGH THE DEPOSITORY TRUST COMPANY.

            In the case of Rights that are held of record through the Depository Trust Company ("DTC"), exercises of the Subscription Privilege may be effected by instructing DTC to transfer Rights from the DTC account of such holder to the DTC account of the Subscription and Information Agent, together with certification as to the aggregate number of Rights exercised and the number of Underlying Shares thereby subscribed for pursuant to the Basic Subscription Privilege and the Oversubscription Privilege by each beneficial owner of Rights on whose behalf such nominee Recordholder is acting, and payment of the Subscription Price for each share of Preferred Stock subscribed for pursuant to the Subscription Privilege.

                                                                     EXHIBIT A

                   FORM OF NOTICE OF GUARANTEED DELIVERY FOR
                              RIGHTS CERTIFICATES

                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                              RIGHTS CERTIFICATES

                                   ISSUED BY

                  LABORATORY CORPORATION OF AMERICA HOLDINGS

            This form, or one substantially equivalent hereto, must be used to exercise Rights (the "Rights") pursuant to the Rights Offering (the "Rights
Offering") described in the Prospectus dated           , 1997 (the
"Prospectus") of Laboratory Corporation of America Holdings, a Delaware corporation (the "Company"), if a holder of Rights (the "Rights Holder") cannot deliver the Rights Certificate(s) evidencing the Rights (the "Rights Certificate(s)") to the Subscription and Information Agent listed below (the "Subscription and Information Agent") at or prior to 5:00 p.m., New York time,
on            , 1997, or such later date to which the Rights Offering may have been extended at the option of the Company pursuant to the terms of the Prospectus (the "Expiration Date"). Such form must be delivered by hand, telegram, sent by facsimile, first class mail, express mail or overnight courier to the Subscription and Information Agent, and must be received by the Subscription and Information Agent on or prior to the Expiration Date. See "DESCRIPTION OF RIGHTS OFFERING -- METHOD OF SUBSCRIPTION -- EXERCISE OF RIGHTS" in the Prospectus. Payment of $50 per share (the "Subscription
Price") for each share of the Company's   % Series A Convertible Exchangeable
Preferred Stock,  par value $0.10 per share (the "Series A Exchangeable
Preferred Stock") or            % Series B Convertible Pay-in-Kind Preferred
Stock, par value $0.10 per share (the "Series B PIK Preferred Stock" and together with the Series A Exchangeable Preferred Stock, the "Preferred Stock"), as the case may be, subscribed for upon exercise of Rights must be received by the Subscription and Information Agent in the manner specified in the Prospectus at or prior to 5:00 p.m., New York time, on the Expiration Date even if the Rights Certificate evidencing such Rights is being delivered pursuant to the procedure for guaranteed delivery thereof.



                  The Subscription and Information Agent is:

                    American Stock Transfer & Trust Company

First Class Mail; Express Mail       By Facsimile       To Confirm Receipt of
or Overnight Courier; Telegram;     (718) 234-5001    Facsimile and For General
         and by Hand:                                        Information
    American Stock Transfer                                (718) 921-8200
        & Trust Company                                    (800) 937-5449
        40 Wall Street,
    New York, New York 10005



            DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.


                  LABORATORY CORPORATION OF AMERICA HOLDINGS

Ladies and Gentlemen:

            The undersigned hereby represents that he or she is the holder of
Rights Certificate(s) representing             Rights and that such Rights
Certificate(s) cannot be delivered to the Subscription and Information Agent at or before 5:00 p.m., New York time on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise (i) the Basic Subscription Privilege (as defined in the Prospectus) to subscribe for one share of the series of Preferred Stock indicated below per Right with respect
to each of                 Rights represented by such Rights Certificate and
(ii) the Oversubscription Privilege (as defined in the Prospectus) relating to each such Right to subscribe, to the extent that Excess Shares (as defined in the Prospectus) are available therefor, for an aggregate of up to Excess Shares of the same series purchased pursuant to his or her Basic Subscription Privilege. The undersigned understands that payment of the Subscription Price of $50 per share for each share of Preferred Stock subscribed for pursuant to the Basic Subscription Privilege and Oversubscription Privilege must be received by the Subscription and Information Agent at or before 5:00 p.m., New York time, on the Expiration
Date and represents that such payment, in the aggregate amount of $
       , either (check appropriate box):

            /   /  is being delivered to the Subscription and Information
                   Agent herewith or

            /   /  has been delivered separately to the Subscription and
                   Information Agent

            /   /  was delivered separately in the manner set forth below
                   (check appropriate box(es) and complete information relating thereto):

                  /   / wire transfer of funds

                        -- name of transferor institution_____________________

                        -- date of transfer___________________________________

                        -- confirmation number (if available)_________________

                  /   / uncertified check (Payment by uncertified check will
                        not be deemed to have been received by the Subscription and Information Agent until such check has cleared. Rights Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date.)

                  /   / certified check

                  /   / bank draft (cashier's check)

                  /   / money order

                        -- name of maker______________________________________

                        -- date and number of check,
                               draft or money order___________________________
                                                    (date)           (number)
                        -- bank on which check is drawn
                                or issuer of money order______________________

Series of Preferred Stock (check only one):(*)

                        /  /    % Series A Convertible Exchangeable Preferred
                              Stock

                        / /     % Series B Convertible Pay-in Kind Preferred
                              Stock

------------
     (*)  A failure to indicate a series of Preferred Stock will result in
issuance of     % Series A Convertible Exchangeable Preferred Stock.

Signature(s)________________________ Address__________________________________
____________________________________ _________________________________________
Name(s)_____________________________ Address__________________________________
____________________________________ Tel. No(s)_______________________________
        Please Type or Print

Rights Certificate No(s).  (if available)_____________________________


                             GUARANTEE OF DELIVERY
                    (NOT TO BE USED FOR RIGHTS CERTIFICATE
                             SIGNATURE GUARANTEE)

            The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, guarantees that the undersigned will deliver to the Subscription and Information Agent the certificates representing the Rights being exercised hereby, with any required signature guarantees and any other required documents, all within two business days after the date hereof.

___________________________________ Dated:______________________________, 1997
___________________________________ __________________________________________
___________________________________ __________________________________________
              Address                             (Name of Firm)
__________________________________  __________________________________________
 (Area Code and Telephone Number)        (Area Code and Telephone Number)

            The institution which completes this form must communicate the guarantee to the Subscription and Information Agent and must deliver the Rights Certificate(s) to the Subscription and Information Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.